UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    May 22, 2012

     W. R. BERKLEY CORPORATION
(Exact name of registrant as specified in its charter)

   Delaware                         1-15202                      22-1867895
(State or other     jurisdiction         (Commission File             (IRS Employer
of incorporation)                Number)             Identification No.)

475 Steamboat Road, Greenwich, CT                06830
(Address of principal executive offices)            (Zip Code)

Registrant's telephone number, including area code:            (203) 629-3000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
W. R. Berkley Corporation (the “Company”) held its Annual Meeting of Stockholders on May 22, 2012. The meeting involved: (i) the election of three directors for terms to expire (a) in the case of nominees William R. Berkley and Christopher L. Augostini, at the Company's Annual Meeting of Stockholders to be held in 2015 and until their respective successors are duly elected and qualified, and (b) in the case of nominee George G. Daly, at the Annual Meeting of Stockholders to be held in 2013 and until his successor is duly elected and qualified; (ii) the approval of the W. R. Berkley Corporation 2012 Stock Incentive Plan; (iii) a resolution approving the compensation of the Company's executive officers as disclosed in the Company's proxy statement for this Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, or “say-on-pay” vote, on a non-binding advisory basis; and (iv) the ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2012.
The directors elected and the final voting results are as follows:
(i)Election of Directors:

Nominee            For        Against    Abstain    Broker Non-Vote
William R. Berkley        112,686,817    2,455,043     661,871    10,156,167
Christopher L. Augostini    115,248,313     544,028     11,390    10,156,167
George G. Daly        113,094,207    2,695,669     13,855    10,156,167

(ii)	Approval of the W. R. Berkley Corporation 2012 Stock Incentive Plan:
For        Against    Abstain    Broker Non-Vote
107,859,417    7,848,342    95,972        10,156,167

(iii)	Non-Binding Advisory Vote on the Compensation of the Company's Executive Officers
(“Say-on-Pay Vote”):
For        Against    Abstain    Broker Non-Vote
104,129,926    11,109,512    564,293    10,156,167

(iv)	Ratification of the Appointment of KPMG LLP:
For        Against    Abstain
125,729,712    202,835    27,351

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

W. R. BERKLEY CORPORATION

By: /s/ Eugene G. Ballard
Name:      Eugene G. Ballard
Title: Senior Vice President -
Chief Financial Officer

Date: May 22, 2012